EXHIBIT INDEX

5.1      Form of Deferred and Immediate Annuity Application (Form 34530A).

5.2      Form of Deferred and Immediate Annuity Application (Form 34531).

13.2 Power of Attorney to sign Amendments to this Registration Statement, dated July 7, 2004.